SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------




                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                October 11, 2001





                                 FMC CORPORATION
 ------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




             Delaware                      1-2376                94-0479804
    ----------------------------       -------------         -------------------
    (State or other jurisdiction        (Commission           (I.R.S. Employer
       of incorporation)                File Number)         Identification No.)




         200 East Randolph Drive, Chicago, Illinois            60601
         ------------------------------------------          ----------
         (Address of principal executive offices)            (Zip Code)




                                 (312) 861-6000
                         ------------------------------
                         Registrant's telephone number,
                               including area code



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Item 5.  Other Events


On October 11, 2001, FMC Corporation issued the following release:


FMC Corporation to Decommission Pocatello Plant Following Cessation of Phosphorus Production

PHILADELPHIA, OCTOBER 11, 2001 - Astaris LLC has announced the company will cease elemental phosphorus production at the Pocatello, Idaho plant by year-end. This decision is expected to improve significantly the competitiveness of Astaris by switching more feedstock to lower cost purified phosphoric acid. Following cessation of production by Astaris, FMC will be responsible for the site and decommissioning of the plant. FMC will work with the U.S. Environmental Protection Agency to remediate the site in an environmentally sound way that addresses the needs of the surrounding Pocatello community and the Shoshone-Bannock Tribes.

According to Robert I. Harries, FMC Vice-President, "For FMC, this announcement closes a chapter in our long association with the Pocatello plant. We will now switch our environmental focus from existing operations to completing our obligations to remediate and restore the site. As a result we will halt spending on consent decree projects which are designed to treat waste generated by ongoing production. Overall, the decision to cease phosphorous production lowers both the operating costs of Astaris and the long-term environmental costs at Pocatello."

In April 2000, FMC and Solutia Inc. transferred the assets of their phosphate businesses to a new joint venture company named Astaris LLC. Although Astaris is operating the plant with more than 300 employees, FMC has been and continues to be responsible for implementation of the RCRA consent decree.

At the end of the second quarter 2001, FMC reported asset impairments and restructuring charges of $227 million ($372 million before tax) for FMC's U.S. phosphorus-related activities primarily related to environmental compliance. FMC expects additional fourth quarter restructuring charges to cover its costs of closure and remediation at Pocatello which will be in the range previously disclosed, namely $40 to $60 million after tax.

FMC Corporation is one of the world's leading producers of chemicals and machinery for industry and agriculture. FMC employs approximately 15,000 people at more than 90 manufacturing facilities and mines in approximately 25 countries. The company divides its businesses into five major segments: Energy Systems, Food and Transportation Systems, Agricultural Products, Specialty Chemicals, and Industrial Chemicals.



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PAGE 3


Safe Harbor Statement under Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors in FMC's 10-K report and other SEC filings. There can be no assurance that any transaction will be approved or completed. Such information contained herein represents FMC management's best judgement as of the date hereof based on information currently available. The corporation does not intend to update this information and disclaims any legal obligation to the contrary.



                                      # # #


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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 FMC CORPORATION




                                 By /s/ Stephen F. Gates
                                    -------------------------------------------
                                    Stephen F. Gates
                                    Senior Vice President, General
                                    Counsel and Secretary


Date: October 12, 2001


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